"*" Confidential portions of this Agreement have been omitted and filed separately with the Securities and Exchange Commission under a Confidential Treatment Request, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT 10.16


                                                                  EXECUTION COPY

                  DIRECTV--HEARTLAND WIRELESS COMMUNICATIONS
                        COOPERATIVE MARKETING AGREEMENT

        This Cooperative Marketing Agreement ("Agreement") is made and entered into as of this 12 day of November, 1997 ("Execution Date"), between DIRECTV, Inc., a California corporation ("DIRECTV"), and Heartland Wireless Communications, Inc., a Delaware corporation ("System Operator").

                                    RECITALS

        A. DIRECTV operates a direct broadcast satellite ("DBS") service through which subscribers are able to receive video, audio, data and other commercial programming distributed by DIRECTV via a direct broadcast satellite system.

        B. System Operator operates a wireless cable service through which subscribers in single family homes and multiple dwelling units ("MDUs") are able to receive video, audio, data and other commercial Programming distributed via terrestrial microwave and broadcast facilities.

        C. DIRECTV and System Operator desire to establish a business relationship whereby (i) System Operator will establish and maintain in certain MDU Properties Signal Distribution Systems, to enable MDU residents to receive DIRECTV Satellite Television Programming via such systems, and (ii) System Operator will act as a commissioned sales representative for DIRECTV to solicit and take orders for DIRECTV Commissionable Programming Packages from residents of MDU Properties, and (iii) DIRECTV will provide certain transport services to enable System Operator to increase the amount of commercial programming distributed by System Operator to its subscribers in certain MDU Properties designated by System Operator, all according to this Agreement, the Terms and Conditions attached hereto as Exhibit A, that certain Transport Agreement, dated the Execution Date, by and between DIRECTV and System Operator (the "Transport Agreement"), that certain Subscriber Service Payment Agreement, and that certain DSS Receiver Support Agreement, each dated the Execution Date, by and between DIRECTV and System Operator.

                                   ARTICLE I

                                  DEFINITIONS

        1.1 The following capitalized terms shall have the meanings assigned them. Certain other capitalized terms shall have the meanings given them elsewhere in this Agreement.

                "Commission" shall have the meaning assigned such term in
Section 2.4(a) hereof.

                "Commissionable Programming Packages" shall mean the DIRECTV Programming on Exhibit B hereto, which maybe amended upon the mutual agreement of the parties, for which System Operator is authorized to solicit orders on behalf of DIRECTV and is entitled to an Aggregate Commission thereon.



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                                                                  EXECUTION COPY

                "Components" shall mean such equipment, whether pre-existing or newly installed within the MDU Property which is used to create the Signal Distribution System, including, but not limited to, a satellite receiving dish sold under the tradename "DSS(R)", cables, splitters, taps, connectors, filters, amplifiers, switches, wiring and any other materials or equipment.

                "DIRECTV Programming" shall mean those programming services distributed by DIRECTV,including, but not limited to Commissionable Programming Packages, which services and the prices therefor shall be provided to System Operator by DIRECTV, from time to time.

                "DSS Receiver" shall mean the integrated receiver and decoder unit (IRD) sold under the tradename "DSS(R)" necessary to receive DIRECTV Programming which is manufactured by a DIRECTV authorized manufacturer.

                "Independent SO Subscriber" shall mean a DIRECTV subscriber who currently resides in a SO Property whose original DIRECTV Programming order was submitted directly by the subscriber to DIRECTV or by an entity other than System Operator.

                "Marketing Supplement" shall have the meaning assigned such term in Section 2.4(a) hereof.

                "MDU Property" shall mean a condominium complex, apartment building (including both rental and cooperative apartments), or townhouse community, comprised of multiple dwelling units, which units in each case are occupied by single family households and are not generally accessible to the public or otherwise share a common area to which there is unrestricted access by two or more persons, and which units may receive DIRECTV Programming from a common DSS dish and separate DSS Receivers in each individual dwelling unit.

                "Net Receipts" shall mean gross receipts actually received by DIRECTV from the sale of Commissionable Programming Packages during the Term, net of any discounts, refunds, fees, credits, taxes or applicable governmental charges (other than income or franchise taxes and copyright royalty fees) related to the sale or the order or use of such DIRECTV Programming.

                "NRTC Area" shall mean those areas in which DIRECTV has granted the National Rural Telecommunications Cooperative distribution rights and which, as of the Execution Date, are reflected on the map attached hereto on Exhibit C, which may be amended from time to time by DIRECTV. Upon execution, a complete list of NRTC zip codes will be provided by DIRECTV to System Operator.

                "Previous SO Subscriber" shall mean a DIRECTV subscriber who was previously an SO Subscriber who no longer resides in a SO Property and who purchased his or her DSS Receiver from the System Operator.

                "Right of Entry" shall mean that certain written agreement between System Operator and the owner or manager of an MDU Property or, in the case of a cooperative apartment complex, the homeowners' association, which authorizes System Operator to install and maintain a Signal Distribution System in such MDU Property and solicit orders for Commissionable Programming Packages therein.


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                                                                  EXECUTION COPY

                "Signal Distribution System" shall mean the integrated signal delivery system including the DSS dish and DSS Receiver and any necessary Components by which DIRECTV Programming is distributed throughout a SO Property, which may also include off-air, wireless cable and/or cable distribution systems.

                "SO Property" shall mean any of the MDU Properties for which System Operator has obtained and continues to maintain throughout the term of the Agreement a valid Right of Entry and (i) in which System Operator has installed a Signal Distribution System, (ii) the initial orders from residents of such property for DIRECTV Programming are submitted by the System Operator and transmitted to DIRECTV by System Operator in accordance with the terms of this Agreement, (iii) is not located in an NRTC Area, and (iv) all occupiable units in such property are capable of receiving DIRECTV Programming within five
(5) business days of ordering such programming.

                "SO Subscriber" shall mean a DIRECTV subscriber residing in a SO Property, who receives one of the DIRECTV Commissionable Programming Packages, the initial order for which was submitted by the System Operator and/or DIRECTV, and who was not a DIRECTV subscriber prior to becoming a SO Subscriber.

                "Technical Specifications" shall mean the requirements in Exhibit D hereto or any other document(s) supplied by DIRECTV to System Operator during the Term, which reasonably specify the minimum parameters any and all Signal Distribution Systems must meet under this Agreement.

                "Term" shall have the meaning assigned such term in Section
3.1 hereof.

                "USSB Programming" shall mean programming distributed by United States Satellite Broadcasting Company, Inc. or its successor via the direct broadcast satellite(s) positioned at a 101 degrees west longitude orbit.

                                   ARTICLE II

                         GENERAL RIGHTS AND OBLIGATIONS

                          2.1     Solicitation of DIRECTV Programming Services.

                          (a)     Subject to the Terms and Conditions attached
hereto as Exhibit A, DIRECTV hereby grants to System Operator the right to (i) market DIRECTV Programming to SO Properties and (ii) solicit and take orders for DIRECTV Programming from residents of SO Properties.

                          (b)     Nothing in this Agreement shall prevent
DIRECTV (or those DIRECTV's agents that are not system operators) from marketing soliciting and taking orders from residents of MDU Properties. Nothing in this Agreement shall prevent System Operator from marketing, soliciting and taking orders from residents of MDU Properties for services provided via terrestrial microwave and broadcast facilities.



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                                                                  EXECUTION COPY

                          (c)     System Operator understands that it shall not
have any right, unless specifically provided by DIRECTV under separate written agreement, to: (1) solicit or take orders for DIRECTV Programming from any person or entity that is not a resident of an MDU Property, including, without limitation, commercial establishments, as such may be defined by DIRECTV in its reasonable discretion; or (ii) use any person or entity other than its employees in soliciting or taking orders for DIRECTV Programming without the prior written consent of DIRECTV, which shall not be unreasonably withheld.

                          (d)     "***"

                          (e)     "***" Notwithstanding the foregoing, nothing
in this Agreement is intended to limit any agreement between System Operator and any owner of an SO Property with respect to the installation and maintenance of the Signal Distribution System.

                          (f)     Only after receiving, approving and accepting
an order from System Operator shall DIRECTV be obligated to establish a customer account for the subscriber and arrange for activation of DIRECTV Programming. DIRECTV shall not be obligated to pay System Operator any Commission or Marketing Supplements for incomplete order(s), regardless of whether DIRECTV ultimately provides any DIRECTV Programming to the customer(s) to which such order(s) pertained and regardless of whether DIRECTV receives any payments as consideration for such DIRECTV Programming, unless and until DIRECTV receives the Subscriber Information and, then, only for periods of time following such receipt by DIRECTV. DlRECTV shall promptly notify System Operator of any deficiencies with respect to particular subscriber information. "Subscriber Information" shall mean that customer identification, location, and billing, information which DIRECTV requires, as described in the DIRECTV Policy Manual.

                          (g)     In the event DIRECTV develops or promotes a
new commissionable product line or technology (a "New Product") which is compatible with the Signal Distribution System and intended to be used in the MDU environment, and DIRECTV reasonably believes System Operator has the expertise and resources to support the exploitation of such New Product, DIRECTV shall notify System Operator in writing and System Operator shall have the first right to submit a proposal and negotiate with DIRECTV on an exclusive basis for the exploitation of such New Product in SO Properties. Notwithstanding the foregoing, nothing in this Agreement shall constitute a waiver by System Operator





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                                                                  EXECUTION COPY

of any exclusive rights of access to any MDU Property that redound to the benefit of System Operator under any Right of Entry.

         2.2 SO Properties: Right of Entry. Prior to any solicitation of orders for DIRECTV Programming by System Operator, System Operator shall submit to DIRECTV the complete address (including county and zip code) of any MDU Property for which System Operator has or is seeking a Right of Entry and to which System Operator intends to market DIRECTV Programming, in order to confirm that (i) such MDU Property is not already being serviced by another system operator authorized by DIRECTV and (ii) such MDU Property is not located in an NRTC Area. In the event an MDU Property is being serviced by another system operator, DIRECTV will provide System Operator with the name and, to the extent not prohibited by a confidentiality agreement, telephone number of the system operator. System Operator shall use commercially reasonable efforts to maintain a valid Right of Entry for SO Properties for the entire Term of the Agreement. Such Right of Entry will grant System Operator access to the MDU, authorizing System Operator to install and maintain the Signal Distribution System and Components, and granting System Operator permission to solicit orders for DIRECTV Programming from MDU residents. System Operator shall promptly forward to DIRECTV a fully executed Right of Entry for all SO Properties in the Territory. In no event shall System Operator install a Signal Distribution System in any MDU for which System Operator does not have a valid Right of Entry and no compensation shall be paid or reimbursed by DIRECTV to System Operator for any DIRECTV Programming sold to subscribers in a MDU property unless and until DIRECTV has received a copy of the applicable Right of Entry for such property. In no event shall System Operator continue to service an MDU Property without a valid Right of Entry and, in the event System Operator no longer has a valid Right of Entry with respect to a particular SO Property, this Agreement shall terminate with respect to such property. System Operator shall provide written notice to DIRECTV within ten (10) days of any loss, suspension, or expiration of a Right of Entry.

         2.3.    Implementation of Signal Distribution System.

                 (a)      Installation of Signal Distribution System and
Components.

                          (i)     System Operator shall design, develop,
install, and maintain a Signal Distribution System for each SO Property which must materially comply with the DIRECTV Technical Specifications as provided by DIRECTV to System Operator, the current version of which is set forth in Exhibit D hereto. DIRECTV reserves the right, in its sole discretion, to amend or revise and reissue the Technical Specifications, which amendments or revisions shall be promptly communicated by DIRECTV to System Operator. Upon any such amendment or revision by DIRECTV to the Technical Specifications, DIRECTV and System Operator shall discuss in good faith the extent to which existing Signal Distribution Systems in SO Properties shall comply with such amended or revised Technical Specifications, it being understood and agreed by the parties that (i) System Operator shall be under no obligation to modify the Design (as defined below) of any Signal Distribution System in an SO Property that has been submitted to DIRECTV pursuant to Section 2.3(a)(ii); and (ii) the Design for any Signal Distribution Systems submitted to DIRECTV pursuant to
Section 2.3(a)(ii) after receipt of the revised or amended Technical Specifications shall comply with such revised or amended Technical Specifications.


                          (ii)    System Operator shall provide to DIRECTV a
design for the installation and integration of each Signal Distribution System ("Design") for each SO Property subject to this





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                                                                  EXECUTION COPY

Agreement, together with a time schedule for installation. In creating, installing and maintaining any Signal Distribution System, System Operator shall materially comply with all DSS equipment manufacturers' or Component manufacturers' policies as may be in effect from time to time. DIRECTV shall provide to System Operator written notice as soon as commercially practicable, but in any event prior to the construction start date (as long as System Operator has provided DIRECTV such Designs at least five business days prior to such construction start date), after receipt and review of Design(s) if DIRECTV reasonably believes that any Design will not produce a Signal Distribution System meeting the Technical Specifications. System Operator shall provide installation progress reports to DIRECTV periodically or as DIRECTV may reasonably request, and shall promptly notify DIRECTV of any material changes to the installation schedule or Design.

                          (iii)   Upon completion of installation, System
Operator shall promptly forward to DIRECTV an updated copy of the Design and completed Technical Registration Form, included in the Technical Specifications attached hereto as Exhibit D, which shall include, among other things, various measurements of the signal from the Signal Distribution System. DIRECTV shall provide to System Operator written notice as soon as commercially practicable after receipt and review of the Technical Registration Form if DIRECTV reasonably believes that such Technical Registration Form indicates that the Signal Distribution System does not meet the Technical Specifications, and where possible, DIRECTV shall recommend corrective actions. Unless and until the Signal Distribution System materially complies with the Technical Specifications, such MDU Property shall not be considered a SO Property.

                 (b) Technical Compliance. System Operator shall, at its own cost and expense, (i) contract with an authorized DSS manufacturer(s) to obtain DSS equipment and integrate such DSS equipment with any necessary Components to create the Signal Distribution System, (ii) evaluate and test the Signal Distribution System to insure material compliance with the Technical Specifications for each unit in the SO Property, (iii) select Components that will ensure that the Signal Distribution System materially meets the DIRECTV Technical Specifications in the MDU Property environment and will allow System Operator to fulfill its obligations under this Agreement, (iv) develop such additional hardware or other elements as are necessary for the Signal Distribution System materially to meet the Technical Specifications and allow System Operator to fulfill its obligations under this Agreement, (v) provide such technical demonstrations of the Signal Distribution System in any SO Property as DIRECTV may require in its reasonable discretion upon advance written notice to System Operator, at such times mutually agreed upon by the parties, to provide assurance that the Signal Distribution System will materially meet the DIRECTV Technical Specifications ("Technical Demonstration"), and provide DIRECTV the opportunity to participate and provide input in advance of completion of the Signal Distribution System or distribution of DIRECTV Programming via the Signal Distribution System, (vi) in connection with such Technical Demonstration, make such changes to the initial Signal Distribution System as are reasonably necessary in order for the system materially to meet the DIRECTV Technical Specifications, and (vii) take all commercially reasonable actions necessary to ensure that the Signal Distribution System continues materially to meet the Technical Specifications for the Term of this Agreement. If at any time during the Term of this Agreement, DIRECTV determines in good faith that a Signal Distribution System is not in material compliance with all or any portion of the Technical Specifications, and such noncompliance interferes with SO Subscribers' ability to receive DIRECTV Programming of a quality received by other DIRECTV subscribers (i.e., the signal does not meet the measurement standards), System Operator shall cure such noncompliance, or commence and diligently


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                                                                  EXECUTION COPY

pursue such cure, within sixty (60) days of DIRECTV's notice of noncompliance (the "Cure Period"), and provide DIRECTV evidence of correction of such noncompliance, which evidence may, at DIRECTV's request, include a Technical Demonstration. Notwithstanding the foregoing, in no event may the Cure Period last longer than four (4) months. In the event such evidence is not approved by DIRECTV within the Cure Period, which approval shall not unreasonably be withheld, DIRECTV shall have the right to cease paying Commissions and Marketing Supplements due to System Operator with respect to SO Subscribers in the noncomplying SO Property.

                 (c) Provision of Signal Distribution System and IRDs. Except as otherwise provided in the Receiver Support Agreement, System Operator shall, at its sole cost: (i) acquire and supply Signal Distribution Systems and individual IRDs (if applicable) to SO Properties at commercially reasonable prices (unless otherwise agreed to between System Operator and DIRECTV); (ii) install at a commercially reasonable price and in a timely manner the Signal Distribution System and any necessary Components which System Operator supplies to any SO Property; (iii) maintain at commercially reasonable prices the Signal Distribution System for any SO Properties; and (iv) provide, at a commercially reasonable price and in a manner satisfactory to DIRECTV, customer service to all SO Properties, subscribers and potential subscribers related to the supply, installation and maintenance of the Signal Distribution System. System Operator agrees to allow all authorized DSS equipment to be used by the SO Subscribers and the Independent SO Subscribers and agrees to provide the same level of Signal Distribution System installation and maintenance, and customer service support, for the Independent SO Subscribers as System Operator does for the SO Subscribers.

                 (d) Disclaimer of Warranties. SYSTEM OPERATOR UNDERSTANDS AND AGREES THAT DIRECTV SHALL HAVE NO RESPONSIBILITY WHATSOEVER FOR ANY SIGNAL DISTRIBUTION SYSTEM, INCLUDING THE DSS RECEIVER AND COMPONENTS CONTAINED THEREIN. DIRECTV HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, IN CONNECTION WITH ANY SIGNAL DISTRIBUTION SYSTEM, INCLUDING THE DSS RECEIVER AND COMPONENTS CONTAINED THEREIN, THE INSTALLATION AND FUNCTIONING OF SUCH SYSTEM IN ANY MDU PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES UNDER THE UNIFORM COMMERCIAL CODE OR OTHERWISE IMPLIED IN LAW. NOTWITHSTANDING THE FOREGOING, DIRECTV HEREBY ASSIGNS TO SYSTEM OPERATOR ALL MANUFACTURERS' AND DISTRIBUTORS' WARRANTIES PROVIDED TO DIRECTV OR ANY AFFILIATE REGARDING ALL EQUIPMENT FOR SIGNAL DISTRIBUTION SYSTEMS UTILIZED AT SO PROPERTIES, INCLUDING WITHOUT LIMITATION DSS RECEIVERS, IRDS AND ALL COMPONENTS.

                 (e) New Technology: End-Use Testing. System Operator understands and acknowledges that the technology (including some or all of the Components) for providing DIRECTV to multiple-dwelling units is currently being developed and has not been tested in the MDU environment by DIRECTV. DIRECTV makes no representation or warranty as to how any commercially available Components will perform with the DSS system in any particular MDU Property or how the DSS system itself will perform in certain MDU environments. System Operator shall be solely responsible for procuring and testing any and all Components in the end-use environment prior to the design, development and installation of the Signal Distribution System and for maintenance of any such Components that fail to perform adequately in the end-use environment in order that the Signal Distribution System will, at all times during the Term of this Agreement, materially meet or exceed the



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                                                                  EXECUTION COPY

Technical Specifications. Any material failure of the Signal Distribution System to meet the Technical Specifications shall be the sole responsibility of System Operator and System Operator agrees to indemnify and hold DIRECTV harmless from any and all Claims (as such term is defined in the Indemnification section of the Terms and Conditions attached hereto as Exhibit
A) from SO Subscribers arising from the failure of the Signal Distribution System to deliver the necessary signal to such subscribers and from failure of the Signal Distribution System to meet the Technical Specifications. In the event of signal failure due to DIRECTV's error or negligence, DIRECTV agrees to use its best efforts to treat the SO Subscribers equally with other DIRECTV residential subscribers with respect to restoring service.

         2.4 Commission and Payment Structure. The Subscriber Service Payment Agreement, the DSS Receiver Support Agreement and the following set forth all payments and commissions to be made by DIRECTV to System Operator as full consideration for its fulfilling its obligations hereunder.

                 (a) Payment of Commissions and Marketing Supplements. DIRECTV will pay System Operator a commission ("Commission") equal to "*" percent "*" of all Net Receipts received by DIRECTV from each active SO Subscriber per month for Commissionable Programming Packages, solely with respect to those Net Receipts received by DIRECTV while this Agreement is in effect. DIRECTV will further pay System Operator a marketing supplement (the "Marketing Supplement") equal to "*" percent "*" of all Net Receipts received by DIRECTV from each active SO Subscriber per month for Commissionable Programming Packages, solely with respect to those Net Receipts received by DIRECTV while this Agreement is in effect. The Commissions and Marketing Supplements shall collectively be referred to herein as "Aggregate Commissions." System Operator agrees that the Marketing Supplement will be applied by System Operator throughout the Term of the Agreement toward the marketing of the Commissionable Programming Packages to MDU Properties. In addition, DIRECTV will pay System Operator a commission equal to "*" percent "*" of all Net Receipts received by DIRECTV from each active Previous SO Subscriber per month for Commissionable Programming Packages, solely with respect to those Net Receipts received by DIRECTV while this Agreement is in effect. Commissions and Marketing Supplements will be paid within "*" days after the accounting month in which DIRECTV receives the Net Receipts.

                 (b)      Commission Exclusion. "***"


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                                                                  EXECUTION COPY


         2.5     DIRECTV Programming.

                 (a) "***" System Operator agrees that all DIRECTV Programming (including any commercial insertion) shall be exhibited in its entirety, in original form, as provided by DIRECTV, without any modifications, additions or deletions except that System Operator may package the programming secured under the Transport Agreement with the other programming available to the wireless cable subscribers. Except as provided in the Transport Agreement, in no event shall System Operator repackage any other programming or services with DIRECTV Programming. In addition to the DIRECTV Programming packages DIRECTV currently offers, DIRECTV may create packages of programming specially targeted for MDU subscribers. "***"

                 (b) System Operator shall not, and shall use commercially reasonable efforts to ensure that SO Subscribers, residents and agents of SO Properties do not, (i) resell, retransmit or rebroadcast or otherwise redistribute in any manner or form whatsoever any DIRECTV Programming, or (ii) make any modification, addition, or deletion to any of the DIRECTV Programming (including any commercial insertions).

         2.6     Exclusivity. "***"

         2.7 Customer Service. System Operator shall undertake certain customer service functions as described herein and in the DIRECTV Policy Manual to all SO Subscribers and Independent SO Subscribers with respect to the installation and maintenance of the Signal Distribution System and


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                                                                  EXECUTION COPY

acceptance and transmission of orders for DIRECTV Programming. System Operator agrees to provide the same level of installation and maintenance support for the Independent SO Subscribers.

         2.8 Policies and Procedures. Attached hereto in Exhibit F is a copy of DIRECTV's System Operator Policies and Procedures Manual, which may be amended, from time to time upon 60 days prior written notice from DIRECTV (such Manual, as amended from time to time, the "DIRECTV Policy Manual"). As DIRECTV's commissioned sales representative, System Operator hereby agrees that it will materially follow and abide by the policies and procedures related to soliciting and transmitting subscription orders for and the promotion of DIRECTV Programming as specified in the DIRECTV Policy Manual. The DIRECTV Policy Manual includes, among other things, customer authorization procedures, DIRECTV receivables payment, and various requirements related to taking subscription orders

                                 ARTICLE III

                              TERM AND TERMINATION

         3.1     Term and Termination.

                 (a) The term of this Agreement ("Term") shall commence on the Execution Date and continue until the earlier to occur of (i) the seventh anniversary of the Execution Date, or (ii) termination by either party pursuant to the terms of this Agreement. Either party may terminate this Agreement, effective immediately (i) upon "*" days written notice to the other party following a material breach of this Agreement by the other party, unless such material breach is cured, or the defaulting party commences and diligently pursues such cure, within such period; provided, however, DIRECTV shall not cease providing programming, or customer service to SO Subscribers; provided, further, that in no event may the cure period last longer than "*" months;
(ii) upon the filing of a petition in bankruptcy or for reorganization by or against the other party for the benefit of its creditors, or the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of the other party's property, if such order of appointment is not vacated within thirty (30) days; and (iii) upon the assignment by the other party of this Agreement contrary to the terms hereof.

                 (b) "***"

         3.2     Obligations of the Parties Upon Termination or Expiration.

                 (a) System Operator's Obligations with Respect to Installations and Activations. System Operator shall cooperate with DIRECTV to enable DIRECTV or a substitute system operator to promptly perform and complete all DSS Receiver installations and activations ordered by SO Subscribers and Independent SO Subscribers prior to the termination of this Agreement according to the regular installation and activation schedule System Operator used during the Term of this Agreement; provided, however, and only to the extent that DIRECTV or such substitute system operator has obtained or been assigned the Right of Entry for an SO Property. System Operator shall direct all customer inquiries it


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                                                                  EXECUTION COPY

receives after the termination of this Agreement to DIRECTV (or such other party as specified by DIRECTV).

                 (b) DIRECTV's and System Operator's Obligations with Respect to SO Properties. Following the termination of this Agreement, (i) DIRECTV may continue to deliver DIRECTV Programming and related services to all SO Properties in accordance with DIRECTV's then-existing customer service procedures; and (ii) DIRECTV shall notify the owner, manager or homeowners' association of the MDU, as appropriate, of termination of System Operator as DIRECTV's agent and recommend a substitute system operator to provide service to SO Property with respect to delivery of DIRECTV Programming and services. Subsequent to any termination or expiration of this Agreement, for a reasonable transition period, not to exceed "*" days, System Operator shall not impair the ability of any subscribers and residents of SO Properties to continue to receive DIRECTV Programming nor shall System Operator impede in any manner whatsoever DIRECTV's continued access (via the Signal Distribution System) to deliver DIRECTV Programming to the subscribers and residents in all units of the SO Property. DIRECTV shall continue to pay Commissions during any such transition period.

                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 Applicable Law: Entire Agreement: Modification. This Agreement shall be construed in accordance with and be governed by the laws of the State of California, applicable to contracts made and to be performed entirely therein, by residents of the State of California. This Agreement, together with all Exhibits hereto, the Terms and Conditions, the Transport Agreement, the Subscriber Service Payment Agreement and the DSS Receiver Support Agreement, constitute the entire agreement between the parties, and supersedes all previous understandings, commitments or representations concerning the subject matter. Each party acknowledges that the other party has not made any representations other than those that are contained herein. This Agreement may not be amended or modified, and none of its provisions may be waived, except by a writing, signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced.

         4.2 Review Of Agreement By Counsel: Interpretation. By executing, this Agreement, each of the parties hereto is warranting and representing to the other that he/she/it has had the opportunity to review this Agreement with independent legal, financial, and tax counsel with respect to the effect of each of the terms and conditions contained herein and has either reviewed this Agreement with such counsel or has independently elected not to proceed with such a review. Each of the parties further warrants and covenants that he/she/it is satisfied with the results of such consultation or opportunity to review and is signing this Agreement as his/her/its free act and deed and not under any force or coercion. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY RULE OF LAW, INCLUDING BUT NOT LIMITED TO SECTION 1654 OF THE CALIFORNIA CIVIL CODE, OR ANY LEGAL DECISION THAT WOULD REQUIRE INTERPRETATION OF ANY CLAIMED AMBIGUITIES IN THIS AGREEMENT AGAINST THE PARTY THAT DRAFTED IT, HAS NO APPLICATION AND ANY SUCH RIGHT IS EXPRESSLY WAIVED. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.


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         4.3     Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute but one and the same instrument.

         4.4 Approvals. If at any time System Operator is required by the terms of this Agreement to obtain DIRECTV's written approval of any matter, such approval shall be deemed obtained unless specifically rejected by DIRECTV within 30 days after DIRECTV's receipt of System Operator's written request for such approval.

         4.5     Right of Offset: "***"

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.



DIRECTV, INC.                                HEARTLAND WIRELESS
                                             COMMUNICATIONS, INC.
By: /s/ JOHN M. MCKEE
    -----------------                        By: /s/ CARROLL D. MCHENRY
                                                -----------------------
Name:    John M. McKee                       Name: Carroll D. McHenry

Title:   Vice President                      Title: Chairman and Chief
                                                    Executive Officer

                                             Federal Tax ID Number: 73-1435149
                                                                    ----------

DIRECTV Address:                             System Operator Address:

If By Mail:                                  If By Mail:

2230 East Imperial Highway                   200 Chisholm Place, Suite 200

El Segundo, CA 90245                         Plano, Texas 75075

Attention: Vice President, Special Markets   Attention: CEO/General Counsel

If By Personal Delivery:                     If By Personal Delivery:

2230 East Imperial Highway                   200 Chisholm Place, Suite 200

Plano, Texas 75075                           Plano, Texas 75075

Attention: Vice President, Special Markets   Attention: CEO/General Counsel

If by FAX: (310) 726-5120                    If by FAX: (2L2) 633-0074

Attention: Vice President, Special Markets   Attention: CEO/General Counsel

                                                         EXECUTION COPY

                                   EXHIBIT A

           DIRECTV MDU SYSTEM OPERATOR AGREEMENT TERMS AND CONDITIONS

                               [Attached hereto]

                                                                  EXECUTION COPY
                                   EXHIBIT B

                      COMMISSIONABLE PROGRAMMING PACKAGES

                               [Attached hereto]

                                                                  EXECUTION COPY


                                   EXHIBIT C

                                    NRTC MAP

                               [Attached hereto]

                                                                  EXECUTION COPY

                                   EXHIBIT D

                            TECHNICAL SPECIFICATIONS

                       [Current Edition attached hereto]

                                                                  EXECUTION COPY

                                   EXHIBIT E

                             ADVERTISING GUIDELINES

                               [Attached hereto]

                                                                  EXECUTION COPY

                                   EXHIBIT F

                 DIRECTV SYSTEM OPERATOR POLICIES & PROCEDURES

                               [Attached hereto)

"*" Confidential portions of this Agreement have been omitted and filed separately with the Securities and Exchange Commission under a Confidential Treatment Request, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                                  EXECUTION COPY



                               November 12, 1997

Heartland Wireless Communications, Inc.
200 Chisholm Place, Suite 200
Plano, Texas 75075
Attn: Carroll D. McHenry

     Re:   Transport Rights

Dear Mr. McHenry:

     Reference is made to that certain DIRECTV Cooperative Marketing Agreement ("Agreement"), dated the 12th day of November, 1997, by and between Heartland Wireless Communications, Inc. ("System Operator") and DIRECTV, Inc. ("DIRECTV"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. All terms and conditions set forth in the Agreement and the exhibits thereto are hereby incorporated by reference and shall also apply to the transactions contemplated by this letter agreement (this "Transport Agreement").

     In connection with System Operator's program to establish and maintain Signal Distribution Systems in MDU Properties and to act as DIRECTV's commissioned sales representative therein, DIRECTV is willing to provide certain transport rights to System Operator under the terms and conditions set forth herein. SUCH RIGHTS ARE INTENDED TO ALLOW SYSTEM OPERATOR TO UTILIZE THE SATELLITE FEED OF PROGRAMMING PROVIDED BY DIRECTV TO DELIVER DIRECTV PROGRAMMING TO RESIDENTS OF WIRELESS CABLE PROPERTIES ("RESIDENTS") WHO RECEIVE SYSTEM OPERATOR'S WIRELESS CABLE SERVICE.

                                   ARTICLE I

                                  DEFINITIONS

     1.1 Defined Terms. The following capitalized terms shall have the following definitions. Certain other capitalized terms shall have the meanings given them elsewhere in this Transport Agreement or in the Agreement.

     "Authorized Service" shall mean each DIRECTV Programming Service (as defined below) as to which System Operator has executed an agreement with the provider thereof (an "Affiliation Agreement"), satisfactory to DIRECTV, stating that (a) System Operator possesses all of the necessary rights (including music performance rights) to distribute such service as received from the DBS Distribution System (as defined below) under and pursuant to such provider's agreement with System Operator regarding distribution of the programming service, (b) the distribution of such programming service by System Operator shall not implicate in any way DIRECTV's agreements with the provider of programming service and (c) in no event shall System Operator or any party to whom System Operator distributes programming from the DBS Distribution System pursuant to this Transport Agreement be counted or considered, as a subscriber or customer of DIRECTV under DIRECTV's agreements with such programming provider. DIRECTV may revoke the status of any DIRECTV Programming as an

                                                                  EXECUTION COPY


Authorized Service for failure to meet the definition set forth above, and as directed by the programming provider for failure to comply with the terms of the Affiliation Agreement.

         "DBS Distribution System" shall mean the distribution system for video, audio, data and other programming services (including without limitation, cable programming services) whereby the cable programming satellite signal or feed is received from DIRECTV's transponder source by a DIRECTV turnaround earth-station facility which compresses and encrypts the signal or feed and then uplinks it at one of the DIRECTV Frequencies on a DBS communications satellite located at or about 101 degrees West Longitude orbital location for transmission to those parties authorized by DIRECTV.

         "DIRECTV Frequencies" shall mean the DBS operating frequencies associated with the 101 degrees West Longitude orbital location for which DIRECTV Enterprises, Inc. is the Federal Communications Commission-authorized permitee.

         "DIRECTV Programming Services" shall mean the programming services described on Exhibit A hereto (as amended from time to time by DIRECTV in its sole discretion).

         "Wireless Cable Property" shall mean a condominium complex, apartment building (including both rental and cooperative apartments), or townhouse community, located in the Territory, comprised of multiple dwelling units, which in each case is occupied by a single family household and is not generally accessible to the public or otherwise shares a common area to which there is unrestricted access by two or more persons, and which unit may receive System Operator's wireless cable service.

                                   ARTICLE II

                         GENERAL RIGHTS AND OBLIGATIONS

         2.1     Grant of Rights.

                 (a) DIRECTV hereby grants to System Operator the non-exclusive right to, and System Operator may, at its own cost, access the Authorized Services provided via the DBS Distribution System for purposes of distributing such Authorized Services to Wireless Cable Properties in compliance with the terms of this Transport Agreement.

         2.2 Satellite Feed Transmission. The parties acknowledge and agree that System Operator shall distribute the satellite feed of Authorized Services provided by DIRECTV to Residents via System Operator's Distribution Equipment (as defined herein) pursuant to the terms of System Operator's agreements with the providers of such Authorized Services. The parties further agree that each such agreement with the providers of the Authorized Services is solely between System Operator and the relevant provider of Authorized Services and that DIRECTV bears no responsibility or liability whatsoever to any provider of DIRECTV Programming Services or to any Wireless Cable Property relating to the distribution to Residents. System Operator shall be responsible for all fees and charges required to be paid by or on behalf of each Resident in connection with the provision of the Authorized Services, including, but not limited to, any copyright royalty fees.

                                                                  EXECUTION COPY

         2.3     Performance Requirements.

         Beginning "*" days following the date of the initial distribution by System Operator of Authorized Services to any Resident, System Operator must meet or exceed an "Aggregate Subscriber Penetration" of at least "***" . For purposes of this Section, the term "Aggregate Subscriber Penetration" shall mean the "***". The parties acknowledge the practical problems associated with determining at any given time the number of occupied units and therefore agree that the number of occupied units shall be presumed to be "*" of all occupiable units. In the event System Operator fails to meet or exceed the "*" Aggregate Subscriber Penetration for any calendar quarter, then DIRECTV, upon written notice to System Operator, shall require System Operator to pay monthly transport fees ("Transport Fees") for each Resident receiving Authorized Services based on the following schedule:

"***"

         Transport Fees shall be payable within "*" days after the end of the calendar month in which they are incurred, and shall be accompanied by a statement certified by System Operator's Chief Financial Officer or Controller setting forth the basis on which the Transport Fees are submitted, including, the number of Authorized Services and Residents for such month, as well as any other information as may be reasonably requested by DIRECTV. System Operator's obligation to pay Transport Fees will cease beginning in any calendar quarter following a calendar quarter in which System Operator has maintained at least a "*" Aggregate Subscriber Penetration for the entire quarter.

         Notwithstanding the foregoing Transport Fee rate schedule, in the event the Aggregate Subscriber Penetration drops below "*" percent "*" at any time following the initial "*" days following the date of the initial distribution by System Operator of Authorized Services to any Resident, DIRECTV shall have the right, in its sole discretion, to notify System Operator of its intent to terminate this Transport Agreement if during the "*" period following receipt of such notice, System Operator's Aggregate Subscriber Penetration is not increased to "*" or above. At the end of such "*" period, DIRECTV shall have the right, in its sole discretion, to terminate this Transport Agreement immediately upon written notice to System Operator.

         2.4 Activation Information. System Operator shall forward to DIRECTV a notice when a Wireless Cable Property is ready for activation, which notice shall contain such information regarding the Wireless Cable Property as may be reasonably requested by DIRECTV (the "Activation Request"). Only after receiving and approving the Activation Request from System Operator shall DIRECTV be obligated to arrange for the necessary authorization messages to the Distribution Equipment.

                                                                  EXECUTION COPY

     2.5 DIRECTV Programming. System Operator shall distribute each Authorized Service in its entirety, in the original format and as provided by DIRECTV. System Operator shall not modify, add to, delete or in any way alter the satellite feed provided by DIRECTV, or insert any commercial announcement or other materials in such feed.

     2.6 Provision, Installation and Maintenance of Hardware: Disclaimer of Warranty. "***" SYSTEM OPERATOR UNDERSTANDS AND AGREES THAT DIRECTV HAS NO RESPONSIBILITY WHATSOEVER FOR THE DISTRIBUTION EQUIPMENT OR FOR THE PROVISION OF THE SERVICES BY SYSTEM OPERATOR TO ITS RESIDENTS AND THAT DIRECTV HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, IN CONNECTION WITH THE DISTRIBUTION EQUIPMENT. ALL SUCH WARRANTIES ARE EXPRESSLY EXCLUDED. DIRECTV IS NOT RESPONSIBLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, RELATING TO THE DISTRIBUTION EQUIPMENT. NOTWITHSTANDING THE FOREGOING, DIRECTV HEREBY ASSIGNS TO SYSTEM OPERATOR ALL MANUFACTURERS' AND DISTRIBUTORS' WARRANTIES PROVIDED TO DIRECTV OR ANY AFFILIATE REGARDING THE DISTRIBUTION EQUIPMENT UTILIZED AT WIRELESS CABLE PROPERTIES.

                                  ARTICLE III

                              TERM AND TERMINATION

     3.1 Term. The term of this Transport Agreement (the "Term") shall commence on the date first written above ("Execution Date") and continue until the earliest to occur of (i) the seventh anniversary of the Execution Date, or
(ii) the termination of the Agreement for any reason, or (iii) any date on which this Transport Agreement is terminated pursuant to the terms of this Transport Agreement or at law.

     3.2 Termination. Either party may terminate this Transport Agreement, at any time upon any of the following occurrences: (a) upon the failure by the other party, its successors or assignees to perform any material obligation hereunder which is not cured or as to which reasonable steps to cure have not been commenced (or are not thereafter diligently pursued) within "*" days after receipt of written notice thereof from the affected party (provided, however, that such cure period may not last longer than "*" months); or (b) upon the assignment by the other party of this Transport Agreement contrary to the terms hereof. Termination of this Transport Agreement pursuant to this
Section 3.2 shall not relieve either party of any of its liabilities or obligations under this Transport Agreement which shall have accrued on or prior to the date of such termination.

     3.3     Renewal. "***"

                                                                  EXECUTION COPY

                                   ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         4.1 System Operator. System Operator hereby represents, warrants and covenants that:

                 (a) System Operator shall materially comply with and abide by any and all agreements and/or requirements as may be requested by providers of Authorized Services, each as applicable to System Operator and its employees and agents in connection with the performance of its obligations pursuant to this Transport Agreement;

                 (b) Prior to distributing any Authorized Service at a Wireless Cable Property, System Operator shall have in effect, and shall maintain in full force and effect throughout the Term or shall immediately notify DIRECTV if not in full force and effect, (i) agreements with the providers of Authorized Services granting to System Operator those rights necessary to permit System Operator to distribute the Authorized Services to SO Properties and (ii) agreements with such providers containing provisions necessary to qualify such programming provided as Authorized Services (true and complete copies of such agreements qualifying such programming shall be attached hereto as Exhibit B). System Operator shall, from time to time as agreements are signed with additional program providers, provide to DIRECTV, for its approval in granting additional Authorized Services, true and complete copies of those agreements containing provisions necessary to qualify such programming as Authorized Services; and

                 (c) System Operator shall, at its sole expense, obtain all permits and licenses which may be required under any applicable federal, state or local law, rule, regulation or ordinance to perform its obligations pursuant to this Transport Agreement.

         4.2 DIRECTV. DIRECTV hereby represents, warrants and covenants that DIRECTV shall, at its sole expense, obtain all permits and licenses which may be required under any applicable federal, state or local law, rule, regulation or ordinance to perform its obligations pursuant to this Transport Agreement.

         4.3 No Warranty. System Operator understands and agrees that DIRECTV makes no warranty whatsoever concerning the rights of any provider of programming, or any other person or entity, to offer, provide or utilize the DBS Distribution System, including without limitation, the Authorized Services, or any programming contained therein.

                                   ARTICLE V

                       ADDITIONAL RIGHTS AND OBLIGATIONS

         5.1     Indemnification.

                 (a) In addition to those indemnification obligations contained in the Agreement, System Operator shall indemnify and hold harmless each of DIRECTV, its Affiliated Companies (as defined below), and their respective employees, officers, directors, contractors, subcontractors and authorized distributors (the "DIRECTV Indemnitees") from and against any and all claims, damages, costs, expenses and other liabilities (including attorneys' fees and other costs of investigation and

                                                                  EXECUTION COPY

defense) (collectively, "Claims") arising out of, directly or indirectly, (i) any breach or alleged breach of System Operator's obligations under this Transport Agreement, (ii) any negligence in the performance of System Operator's obligations under this Transport Agreement, (iii) any failure or alleged failure by System Operator to obtain any necessary trademarks, copyrights, licenses and any other intellectual property or use rights required in connection with System Operator or the Residents' use of, or for DIRECTV's distribution to System Operator of, the Authorized Services (including without limitation, the right to use any of its programs, or the names, voices, photographs, music, likenesses or biographies of any individual participant or performer in, or contributor to, any program or any variations thereof), (iv) System Operator's installation and/or maintenance of the Distribution Equipment or any other equipment utilized in connection with the provision of services to Residents, or (v) DIRECTV's feed transmission via the DBS Distribution System, System Operator's distribution, or the cessation of either such feed transmission or distribution of Authorized Services, to Residents (including, without limitation, Claims for license fees by any person or entity and all Claims by any programmer or any rights holder). As used in this Transport Agreement, "Affiliated Companies" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with such person or entity and any member, director, officer or employee of such person or entity.

                 (b) DIRECTV shall indemnify and hold harmless each of System Operator, its Affiliated Companies, and their respective employees, officers, directors, contractors, subcontractors and authorized distributors from and against any and all Claims arising out of, directly or indirectly, any breach or alleged breach of DIRECTV's obligations under this Transport Agreement.

                 (c) Notwithstanding anything to the contrary contained herein, System Operator expressly waives any right to indemnification arising primarily out of (i) the content of any programming (including without limitation claims relating to trademark, copyright, music, performance and other proprietary interests), or (ii) the construction, use and/or operation of DIRECTV's satellite(s) and related systems.

                 (d) Termination of this Transport Agreement shall not affect the continuing obligations of the parties hereto as indemnitors hereunder.

         5.2 No Unauthorized Warranties or Representations. System Operator shall not make any warranty or representation inconsistent with or in addition to any warranty or representation stated in writing by DIRECTV. If System Operator makes any such inconsistent or additional warranty or representation, System Operator shall, at its own expense, indemnify, defend and hold DIRECTV harmless from any claim relating thereto.

         5.3     Cessation of Distribution/Termination of Transport Agreement.
"***"

                                                                  EXECUTION COPY


         5.4 Force Majeure. Notwithstanding any other provision in this Transport Agreement, neither System Operator nor DIRECTV shall have any liability to the other or any other person or entity with respect to any failure of System Operator or DIRECTV to perform its obligations under the terms of this Transport Agreement if such failure is due to a Force Majeure. "Force Majeure" shall mean any labor dispute; fire; flood; earthquake; riot; legal enactment; government regulation; Act of God; any problem associated with the construction, use and/or operation of DIRECTV's satellite(s) or related systems; any problem associated with any scrambling/descrambling equipment or any other equipment owned or maintained by others; or any cause beyond the reasonable control of both parties.

         5.5. Approvals. If at any time System Operator is required by the terms of this Transport Agreement to obtain DIRECTV's written approval of any matter, such approval shall be deemed obtained unless specifically rejected by DIRECTV within 30 days after DIRECTV's receipt of System Operator's written request for such approval.

         5.6     Right of Offset: Payment. "***"

         IN WITNESS WHEREOF, the parties have caused this Transport Agreement to be executed as of the date first above written.

DIRECTV, INC.                             HEARTLAND WIRELESS
                                          COMMUNICATIONS, INC.


BY: /s/ JOHN McKEE                        BY: /s/ CARROLL D. McHENRY
   ---------------------------               -------------------------------
Name:   John McKee                         Name:  Carroll D. McHenry
Title:  Vice President                     Title: Chairman and CEO

                                                                  EXECUTION COPY


                                   EXHIBIT A
                          DIRECTV PROGRAMMING SERVICES

                                      "*"

                                                                  EXECUTION COPY

                                   EXHIBIT B

                          PROGRAM PROVIDER AGREEMENTS

                    [None provided as of date of Agreement]

"*" Confidential portions of this Agreement have been omitted and filed separately with the Securities and Exchange Commission under a Confidential Treatment Request, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                                  EXECUTION COPY



                               November 12, 1997


Heartland Wireless Communications, Inc.
200 Chisholm Place, Suite 200
Plano, Texas 75075
Attn: Carroll D. McHenry

      RE:     Subscriber Service Payment

Dear Mr. McHenry:

      Reference is made to that certain DIRECTV Cooperative Marketing Agreement ("Agreement") dated the 12th day of November, 1997 between Heartland Wireless Communications, Inc. ("System Operator") and DIRECTV, Inc. ("DIRECTV"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. All terms and conditions set forth in the Agreement (including the exhibits thereto) are hereby incorporated by reference and shall also apply to the transactions contemplated by this letter agreement (the "Subscriber Service Payment Agreement").

      In support of DIRECTV's program to introduce DIRECTV programming services to residents of MDU Properties, DIRECTV agrees to help offset System Operator's future expenses associated with the maintenance and servicing of SO Subscribers.

      DIRECTV will pay, on a one-time basis, "*" to System Operator for each activation of Commissionable Programming Packages for each SO Subscriber ("Subscriber Service Payment") provided the following conditions and requirements are met:

1. System Operator shall have submitted all required Subscriber Information for each SO Subscriber in accordance with the Agreement.

2. DIRECTV will continue to pay the Subscriber Service Payment to System Operator throughout the term of this Subscriber Service Payment Agreement; provided, however, that with respect to each SO Property, System Operator may only receive Subscriber Service Payments up to the total number of units in such SO Property.

3. The SO Subscriber must subscribe to and pay for a Commissionable Programming Package for a minimum of "*" months for System Operator to be eligible to receive the entire Subscriber Service Payment; if an SO Subscriber cancels, is disconnected or downgrades to a DIRECTV programming package which is not a Commissionable Programming Package prior to such time, System Operator shall be entitled to receive only a prorated portion of the Subscriber Service Payment based on the number of months the SO Subscriber subscribed to and paid for a Commissionable Programming Package (the "Prorated Subscription Period").

                                                                 EXECUTION COPY

4. System Operator must be in compliance with all material terms and conditions of the Agreement.

      DIRECTV shall pay to System Operator the Subscriber Service Payment within "*" days after the accounting month, as such accounting month is determined by DIRECTV, of such SO Subscriber activation.

                       "***"

      The term of this Subscriber Service Payment Agreement shall commence on the date first above written ("Execution Date") and continue until the earliest to occur of (i) the seventh anniversary of the Execution date, or (ii) termination of the Agreement, or (iii) termination by either party of this Subscriber Service Payment Agreement pursuant to the terms hereof. "***"

      If at any time System Operator is required by the terms of this Subscriber Service Payment Agreement to obtain DIRECTV's written approval of any matter, such approval shall be deemed obtained unless specifically rejected by DIRECTV within 30 days after receipt by DIRECTV of System Operator's written request for such approval.

      Kindly acknowledge your agreement to the foregoing terms by signing in the space provided below.

                                           Good selling.

                                           DIRECTV, INC.

                                           By:  /s/ JOHN McKEE
                                              ----------------------------
                                                John McKee
                                                Vice President
                                                Special Markets & Distribution

                                                                 EXECUTION COPY

Agreed and Accepted:

By:  Heartland Wireless Communications, Inc.
     ---------------------------------------
     System Operator Name


     /s/ CARROLL D. McHENRY
     ---------------------------------------
     Signature


     Carroll D. McHenry
     ---------------------------------------
     Print Name


     Chairman and CEO
     ---------------------------------------
     Title


     November 7, 1997
     ---------------------------------------
     Date

"*" Confidential portions of this Agreement have been omitted and filed separately with the Securities and Exchange Commission under a Confidential Treatment Request, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                                  EXECUTION COPY

                               November 12, 1997

Heartland Wireless Communications, Inc.
200 Chisholm Place, Suite 200
Plano, Texas 75075
Attn: Carroll D. McHenry

         Re: DSS Receiver Support

Dear Mr. McHenry:

         Reference is made to that certain DIRECTV Cooperative Marketing Agreement ("Agreement"), dated the 12 day of November, 1997, by and between Heartland Wireless Communications, Inc. ("System Operator") and DIRECTV, Inc. ("DIRECTV"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. All terms and conditions set forth in the Agreement and the exhibits thereto are hereby incorporated by reference and shall also apply to the transactions contemplated by this letter agreement (this "DSS Receiver Support Agreement").

"***"

                                                                  EXECUTION COPY


         The provision of DSS Receivers hereunder is subject to the following conditions:

         1. System Operator must be in compliance with all material terms and conditions of the Agreement.

         2. System Operator must submit all required Subscriber Information for each SO Subscriber in material compliance with the Agreement. System Operator must further maintain, and submit upon the request of DIRECTV, inventory records reflecting the receipt of DSS Receivers from DIRECTV as well as the placement of such DSS Receivers in Units.

         3.    "***"

         4. System Operator shall be responsible for all taxes and shipping charges in connection with the DSS Receivers.

         5.    "***"

         6.    "***"

         7. The DSS Receivers are provided to System Operator "AS IS," and System Operator shall own such DSS Receivers (subject to the repossession provisions described herein). System Operator shall be solely responsible for the proper installation and maintenance and all costs associated therewith. In the event DIRECTV determines, after its receipt of written notification from System Operator, that a DSS Receiver is not in proper working order, DIRECTV will, for a one-year period following the date the DSS Receiver is received by System Operator, provide a one-time replacement of such equipment
("Replacement DSS Receiver") to System Operator provided, however, that the following conditions are met: (a) DIRECTV determines that the DSS Receiver is not malfunctioning due to negligence or abuse by System Operator, SO Subscriber or any other third party; (b) if a new Access Card is provided due to damage to or loss or theft of the original Access Card, System Operator shall be responsible for paying the Access Card Replacement Fee thereon, (c) System Operator shall be responsible for all costs associated with deinstalling the original DSS Receiver, installing the Replacement

                                                                  EXECUTION COPY

DSS Receiver, all costs associated with returning the original DSS Receiver to DIRECTV, and the cost of shipping insurance in an amount reasonably specified by DIRECTV.

         8. EXCEPT AS EXPRESSLY PROVIDED HEREIN, DIRECTV MAKES NO WARRANTY, EITHER EXPRESSED IMPLIED (INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), REGARDING THE DSS RECEIVERS. ALL SUCH WARRANTIES ARE EXPRESSLY EXCLUDED. DIRECTV IS NOT RESPONSIBLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, RELATING TO THE DSS RECEIVERS, WHETHER BASED IN NEGLIGENCE OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, DIRECTV HEREBY ASSIGNS TO SYSTEM OPERATOR ALL MANUFACTURERS' AND DISTRIBUTORS WARRANTIES PROVIDED TO DIRECTV FOR DSS RECEIVERS UTILIZED AT SO PROPERTIES.

         9. System Operator agrees to indemnify, defend and hold DIRECTV, its officers, employees, agents and representatives harmless from and against any and all claims, damages, liabilities, expenses (including reasonable attorneys' fees and costs of litigation), losses, judgments and assessments of any kind whatsoever directly or indirectly resulting from or in connection with System Operator's use of the DSS Receivers. System Operator acknowledges and agrees that, except for the limited remedy provided in the preceding paragraph and the paragraph 7 any rights and remedies with respect to the DSS Receivers must be handled directly with the manufacturer of such systems, not with DIRECTV.

         10.   "***"

         11.   "***"

         12.   "***"

                                     ****

         The term of this DSS Receiver Support Agreement shall commence on the date first above written ("Execution Date") and continue until the earliest to occur of (i) the seventh anniversary of the Execution Date, or (ii) termination by either party of this DSS Receiver

                                                                  EXECUTION COPY



Support Agreement pursuant to the terms hereof. "***"

         If at any time System Operator is required by the terms of this DSS Receiver Support Agreement to obtain DIRECTV's written approval of any matter, such approval shall be deemed obtained unless specifically rejected by DIRECTV within 30 days after receipt by DIRECTV of System Operator's written request for such approval.

         "***" The parties shall negotiate in good faith to resolve any disputed amounts alleged to be owed under this DSS Receiver Support Agreement for 30 days before taking other action under this DSS Receiver Support Agreement, at law or in equity. Except as specifically provided herein, nothing in this DSS Receiver Support Agreement shall operate as a waiver of either party's rights under this DSS Receiver Support Agreement at law or in equity.

         "***"

         Except as supplemented and modified hereby, the terms of the Agreement continue unmodified and in full force and effect.

         Please sign in the space provided below to indicate your agreement to the foregoing terms and conditions.

                                              Good selling.


                                              DIRECTV, INC.

                                              By: /s/ JOHN MCKEE
                                                 ------------------------------
                                                 John McKee
                                                 Vice President
                                                 Special Markets & Distribution

Agreed and Accepted:

Heartland Wireless Communications, Inc.

By: /s/ CARROLL D. MCHENRY
   ------------------------------
       Carroll D. McHenry
       Chairman and CEO
                                       4